UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2008
Date of Report (Date of earliest event reported)

i-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 5B - 98 Liu He Road, Shanghai, People's Republic of China	200001
(Address of principal executive offices)	(Zip Code)

+8621 5301 8935
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 31, 2008, the Board of Directors of i-level Media Group Incorporated (the "Company") accepted the resignation of Aidan Sullivan as the Company's President and Chief Executive Officer. Aidan Sullivan shall continue to serve as a Director of the Company. Also on July 31, 2008, the Board of Directors of the Company accepted the resignations of Francis Chiew and Ian Sullivan as Directors of the Company. Ian Sullivan shall continue to serve as Secretary, Treasurer, Chief Operating Officer and Chief Financial Officer of the Company.

Also effective July 31, 2008, the Board of Directors of the Company accepted the consent of Da "Frank" Ma to serve as President, Chief Executive Officer and as a Director of the Company, and also accepted the consent of Gregory David Tse to serve as a Director of the Company.

Mr. Ma, who is 39 years old, has more than seven years of management experience in media ventures in China. From April 2008 to the current date, Mr. Ma worked as a consultant, providing management services to our Company. From June 2006 to April 2008, Mr. Ma worked at Impel Media (China) Ltd., China's largest digital media operator in the healthcare industry. At Impel Media, Mr. Ma served as Vice General Manager, South China Region, since December 2006 and prior to that as Group Director of Strategy and Marketing. From May 2004 to May 2006, Mr. Ma worked as Marketing Director for City Glory Pictures Ltd., a company responsible for launching major foreign and Chinese motion pictures in the China market. Prior to that, from March 2001 to April 2004, Mr. Ma was Director of Sales and Marketing (China Division) for Canada Outdoor Television Network (OTN), the world's largest outdoor LED screen media company.

Mr. Tse, who is 49 years old, has over 25 years of business experience. Mr. Tse most recently served as Head of China Advisory for Calneva Financial Group from July 2004 to the present date, providing investment banker services for merger and acquisitions in the information technology, media, energy, infrastructure and natural resources areas. From May 1997 to June 2004, Mr. Tse served as Managing Director at Publicis China, a communications group, were he managed the China national offices. Mr. Tse is expected to be appointed to the Audit, Governance and Compensation Committees of our Board of Directors.

Effective August 1, 2008, the Company entered into an Executive Services Agreement with Mr. Ma. Pursuant to the terms of the agreement, Mr. Ma will provide executive services to the Company in consideration of a gross monthly fee of RMB 41,000 (US$5,992 based on the August 1, 2008 exchange rate of US$1.00 = RMB 6.8423, RMB being Renminbi, the currency of the People's Republic of China). The agreement also provides that Mr. Ma shall be granted, pursuant to the Company's stock option plan, options to purchase not less than 1,000,000 shares of the Company's common stock at an exercise price of not more than U.S.$0.10 per share, exercisable for a period of not less than 10 years from the date of grant. The initial term of the agreement is for a period of 24 months, commencing on August 1, 2008, renewable automatically on a three-month to three-month renewal term basis unless otherwise terminated in accordance with the terms of the agreement.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's current officers and directors are as follows:

Name	Position
Frank Ma	President, Chief Executive Officer and a director
Aidan Sullivan	Director
Paul D. Brock	Director
Johnny Lo	Director
Gregory David Tse	Director
Ian Sullivan	Secretary, Treasurer, Chief Operating Officer, Chief Financial Officer

Item 9.01         Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Executive Services Agreement between the Company and Mr. Ma

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i-LEVEL MEDIA GROUP INCORPORATED
Date: August 1, 2008	"Aidan Sullivan" By: Aidan Sullivan Title: Director

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